UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016 (March 9, 2016)

Major League Football, Inc.
(Exact name of registrant as specified in its charter)

Delaware	00-51132	20-1568059
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 University Parkway, Suite 301, Lakewood Ranch, FL	34240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (774) 213-1995

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.

On March 9, 2016 Major League Football, Inc. (the “Company”) entered into, closed, and funded a financing transaction by entering into a Securities Purchase Agreement (the “Purchase Agreement”) with SBI Investments LLC, a Delaware limited liability company (“SBI Investments”). Pursuant to the Purchase Agreement, SBI Investments purchased from the Company (i) a Convertible Promissory Note (the “Note”) in the aggregate principal amount of $550,000.00 (the “Principal Amount”), and delivered net proceeds of $445,000 to the Company, and (ii) Warrants (collectively, the “Warrants”) to purchase 250,000 shares of the Company's common stock (“Common Stock”) at an exercise price of $1.02, subject to adjustment, and 250,000 shares of Common Stock at an exercise price of $1.19, subject to adjustment. Also, Michael D. Queen, a Company director and executive officer, executed an insider pledge agreement (the “Pledge Agreement”) to secure the obligations of the Company under the Note and the Purchase Agreement. The Note, the Warrants, the Pledge Agreement and the Purchase Agreement are referred to as the “Transaction Documents”).

The Principal Amount bears interest at 10% per annum. All outstanding principal and accrued interest on the Note is due and payable on the maturity date, which is March 9, 2017 (the “Maturity Date”). Any amount of principal or interest that is due under the Note, which is not paid when due shall bear interest at the rate of the lower of Twenty-Two Percent (22%) per annum, or the highest rate permitted by law, from the due date thereof until the same is paid.

The Note is convertible into shares of the Common Stock at any time at the discretion of SBI Investments at a conversion price per share equal to seventy percent (70%) of the average of the lowest three VWAPs of the Common Stock during the twenty (20) trading days immediately preceding a conversion date (“Conversion Price”). The Conversion Price is subject to adjustment for stock splits, reverse stock splits, stock dividends, reorganizations and other similar transactions and subject to the terms of the Transaction Documents. The Company agreed to reserve five (5) times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Note in effect from time to time) (the “Reserved Amount”).

The Note may be repaid in whole at any time. The repayment amount is subject to various upward adjustments depending on the date that the Note is repaid, as provided for in the Note.

 All amounts due under the Note become immediately due and payable by us upon the occurrence of an event of default, including but not limited to (i) our sale of all or substantially all of our assets, (ii) our failure to pay the amounts due at maturity, (iii) our failure to issue shares of Common Stock upon any conversion of the Note, (iv) our breach of the covenants, representations or warranties under the Note, (v) our appointment of a trustee, (vi) a judgment against us in excess of $50,000 (subject to a 20 day cure period), (vii) our liquidation, (viii) the filing of a bankruptcy petition by us or against us, (ix) our failure to remain current in our reporting obligations under the Securities Exchange Act of 1934, (x) the delisting of our Common Stock from the OTCQB or equivalent exchange, (xi) a restatement of our financial statements for any period from two years prior to the Note until the Note has been paid in full, (xi) our effectuation of a reverse stock split without 20 days prior written notice to SBI Investments, or (xii) our failure to maintain our assets that are necessary to conduct our business.

The foregoing descriptions of the Transaction Documents do not purport to be complete and are qualified in their entirety by the terms and conditions of the Transaction Documents. A copy of the Note, Purchase Agreement, each Warrant and the Pledge Agreement is attached hereto as Exhibit 4.1, 10.1, 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference.

Item 2.03                          Creation of a Direct Financial Obligation.

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02                          Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The foregoing securities under the Purchase Agreement were offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws.

Item 9.01 Financial Statements And Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

4.1	Secured Convertible Promissory Note dated March 9, 2016

10.1	Securities Purchase Agreement dated March 9, 2016

10.2	Series A Common Stock Warrant dated March 9, 2016

10.3	Series B Common Stock Warrant dated March 9, 2016

10.4	Insider Pledge Agreement dated March 9 2016

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR LEAGUE FOOTBALL, INC.

By:	/s/ Michael D. Queen
Michael D. Queen, Executive V.P.

Dated: March 15, 2016